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EXHIBIT 11 - COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                     YEAR ENDED JUNE 30,
                                                  --------------------------

                                                      1997          1996
                                                      ----          ----
PRIMARY INCOME (LOSS) PER COMMON SHARE:

Net income (loss) before extraordinary item       $    836,000   $(3,729,000)
Preferred dividend requirement                       (126,000)      (174,000)
                                                  ------------    -----------
Net income (loss) before extraordinary item
  applicable to common shareholders               $    710,000   $(3,903,000)
                                                  ------------    -----------
                                                  ------------    -----------
Net income (loss)                                 $    836,000   $(3,613,000)

Preferred dividend requirement                       (126,000)      (174,000)
                                                  ------------    -----------
Net income (loss) applicable to common
  shareholders                                    $    710,000   $(3,787,000)
                                                  ------------    -----------
                                                  ------------    -----------
Weighted average number of shares outstanding
     Common stock                                    7,848,000      4,147,000
     5% convertible preferred stock                     24,000
     Convertible notes payable                          64,000
     Common stock purchase options and warrants      3,588,000
     Assumed repurchase of common stock            (1,751,000)
                                                  ------------    -----------

Weighted average number of shares outstanding        9,773,000      4,147,000
                                                  ------------    -----------
                                                  ------------    -----------
Primary income (loss) per common share before
  extraordinary item                              $       0.07   $     (0.94)
                                                  ------------    -----------
                                                  ------------    -----------
Primary income (loss) per common share            $       0.07   $     (0.91)
                                                  ------------    -----------
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